AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON January 5, 2007

REGISTRATION NO. 333-71351

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	15378 Avenue of Science, Suite 100 San Diego, California 92128 (858) 676-1112	87-0361799
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Thomas R. Brown

President, Chief Executive Officer and Interim Chief Financial Officer

AMERICAN TECHNOLOGY CORPORATION

15378 Avenue of Science, Suite 100

San Diego, California 92128

(858) 676-1112

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy To:

John D. Tishler, Esq.

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

12275 El Camino Real, Suite 200

San Diego, California 92130-2006

(858) 720-8900

Fax: (858) 509-3691

Approximate date of commencement of proposed sale to the public:

No longer applicable because the shares are being removed from registration.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

American Technology Corporation, a Delaware corporation (the “Company”), filed a Registration Statement on Form S-3 (File No. 333-71351) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on January 28, 1999 registering shares of the Company’s common stock, par value $.00001 per share to be sold by the selling stockholders named therein. The Commission declared the Registration Statement effective on February 11, 1999.

In accordance with the undertaking contained in Part II, Item 17 of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company files this post-effective amendment to remove from registration all of the shares which remain unsold under the registration statement as of the date hereof. The Company is deregistering these shares because the Registration Statement cannot presently be used by the selling stockholders named therein for the sale of these shares and the Company’s obligation to maintain the effectiveness of the Registration Statement with respect to such shares has expired.

Accordingly, the Company files this Post-Effective Amendment No. 1 to the Registration Statement to deregister all shares of its common stock covered by the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing an amendment on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California, on this 5th day of January 2007.

AMERICAN TECHNOLOGY CORPORATION

By:	/s/ THOMAS R. BROWN
Thomas R. Brown President, Chief Executive Officer Interim Chief Financial Officer (Principal Executive and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Date: January 5, 2007	By:	/s/ ELWOOD G. NORRIS
Elwood G. Norris Chairman of the Board and Director

Date: January 5, 2007	By:	/s/ THOMAS R. BROWN
Thomas R. Brown, President, Chief Executive Officer Interim Chief Financial Officer and Director (Principal Executive and Financial Officer)

Date: January 5, 2007	By:	/s/ KAREN JORDAN
Karen Jordan, Chief Accounting Officer (Principal Accounting Officer)

Date: January 5, 2007	By:	/s/ DAVID J. CARTER
David J. Carter Director

Date: January 5, 2007	By:	/s/ RAYMOND C. SMITH
Raymond C. Smith Director

Date: January 5, 2007	By:	/s/ DANIEL HUNTER
Daniel Hunter Director